UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 26, 2017

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9101 Wall Street, Suite 1300, Austin, TX 78754
(Address of Principal Executive Offices) (Zip Code)

(512) 334-8900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director.

     On December 26, 2017, upon the recommendation of the Governance and Nominating Committee, the board of directors (the "Board") of Superconductor Technologies Inc., a Delaware corporation (the "Company" or "our"), elected Mr. David Vellequette (61) as a director of the Company. Mr. Vellequette, who served on the Company's Board from January 2007 until March 2014, who will be a Class 3 director with a term expiring as of our annual meeting in 2019, was also appointed to our Audit Committee and will serve as its chairman. Mr. Vellequette will receive the compensation currently in effect for non-employee directors.

     Mr. Vellequette is an "independent director" as defined by NASDAQ Listing Rule 5605(a)(2), as approved by the U.S. Securities and Exchange Commission, and also meets the additional Audit Committee member requirements as set forth in NASDAQ Listing Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Mr. Vellequette most recently served as senior vice president of finance of Avaya, a global provider of business collaboration and communications solutions, which emerged in December 2017 from a nearly year-long financial restructuring under Chapter 11. Previously, Mr. Vellequette served as Avaya's senior vice president and chief financial officer from October 1, 2012 through October 23, 2017. From 2005 to 2012, he was chief financial officer of JDS Uniphase, Inc., a telecommunications equipment company. He joined JDS Uniphase as vice president and operations controller in 2004. From 2002 to 2004, Mr. Vellequette served as vice president of Worldwide Sales and Service Operations at Openwave Systems, Inc., an independent provider of software solutions for the mobile communications and media industries. From 1992 and 2002, Mr. Vellequette held various positions with Cisco Systems, and from 1984 to 1992, he was corporate controller with Altera Corporation, a supplier of programmable silicon solutions to the electronics industry. Mr. Vellequette began his finance career as an auditor with Ernst & Young. He holds a B.S. in Accounting from the University of California, Berkeley, and is a CPA.

     There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Vellequette has or had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Mr. Vellequette and any other directors or officers of the Company.

Resignation of Director.

     On December 26, 2017, Mr. Dan L. Halvorson tendered his resignation from the Board informing the Company that this decision is a requirement of his new employment and not the result of any disagreements with the Board or the Company on matters related to the Company's operations, policies or practices.

     A copy of the press release regarding the above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

     On December 27, 2017, the Company issued a press release announcing the appointment of David Vellequette to our Board and the resignation of Dan L. Halvorson. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and the information therein is incorporated herein by reference.

     The information contained in this Item 7.01 and Exhibit 99.1 included with this Current Report on Form 8-K, is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated December 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

Date: December 28, 2017	By:	/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer